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                                                                   EXHIBIT 10.46

                      FIRST AMENDMENT TO LEASE AGREEMENT
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     This First Amendment to Lease Agreement (the "First Amendment") is entered into as of (but not necessarily on) this 3rd day of September 1996, by and between AETNA LIFE INSURANCE COMPANY (the "Landlord") and PEERLESS SYSTEMS, INC. (the "Tenant").

     WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated April 5, 1996 (the "Original Lease"), covering approximately 4,808 square feet of net rentable area (the "Original Premises") located at 1300 E Arapaho, Suite 107 (the "Building") within Landlord's Project commonly known as Richardson Business Center. The Original Lease hereinafter is sometimes referred to as the "Lease"; and

     WHEREAS, the Lease Term expires on June 30, 2001 (the "Expiration Date");
and

     WHEREAS, Tenant desires to lease coterminous and Landlord desires to let unto Tenant that certain 3,699 square feet of net rentable area contiguous to the Original Premises (the "Expansion Premises") as depicted in EXHIBIT "A"
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attached hereto and incorporated herein for all purposes; and

     WHEREAS, Landlord and Tenant desire to amend the Lease as and upon the terms and conditions as herein provided.

     NOW THEREFORE, in consideration of the mutual covenants herein set forth and of other good and valuable consideration received by Landlord, Landlord and Tenant hereby agree as follows:

     1.   EFFECTIVE DATE.  As used herein the term "Effective Date" shall be
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January 1, 1997, or upon Substantial Completion of the improvements (as hereinafter defined), whichever shall last occur; provided, however, that if there shall be a delay in Substantial Completion of the Improvements as a result of (i) Tenant's changes in the plans and specifications, (ii) Tenant's failure to furnish information or approvals when required, (iii) the performance of any work contemplated herein by a contractor or agent employed by Tenant, or (iv) unreasonable interference by Tenant or Tenant's agents, employees or contractors, then the Effective Date shall be accelerated by the number of days of such delay. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in expressing the Effective Date hereof.

     Reference herein to "Substantial Completion" shall mean the date on which construction and installation of the Improvements as provided in Paragraph 4 of this First Amendment have been substantially completed, as evidenced by the issuance in good faith of a certificate of substantial completion by Landlord's architect and have been inspected and approved for occupancy by the appropriate governmental authority having jurisdiction over the Project, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items).

     2.   PREMISES.  From and after the Effective Date, the term "Premises" (as
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defined in the Original Lease) shall include the Expansion Premises for all purposes. The "Premises" shall thereafter be comprised of the Original Premises and the Expansion Premises and shall be stipulated for all purposes to contain 8,507 square feet of net rentable area.

     3.   BASIC RENTAL.  From and after the Effective Date, Basic Rental shall
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be amended to be an amount equal to $6,457.32 per month; each such monthly installment shall be due and payable as provided in the Original Lease.

     4.   TENANT IMPROVEMENTS.  Landlord agrees to construct, at Landlord's sole
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cost and expense, except as herein provided, those tenant improvements (the
"Improvements") within the Premises as described on the plans and specifications, attached hereto as EXHIBIT "B" and made a part hereof for all
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purposes.  Unless specifically noted otherwise, the Improvements shall be consistent with building grade standards and specifications. Any change orders to the Improvements shall be approved in writing by both the Landlord and the Tenant and any
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additional costs arising as a result of any such change order shall be paid in cash by Tenant to Landlord with full execution of such change order.

     5. Tenant agrees to look solely to the estate and interest of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of a default or breach by Landlord with respect to this Lease, and no other assets of Landlord shall be subject to levy of execution or other procedures for the satisfaction of Tenant's rights.

     6. All defined terms used herein shall have the meaning(s) set forth in the Lease except as herein separately defined or specifically amended.

     7. Except as hereby expressly amended, clarified, or nullified, all terms, conditions and provisions of the Lease remain in full force and effect as therein as forth and as so amended, clarified or nullified and are hereby ratified as of the date hereof.

     IN WITNESS WHEREOF, this First Amendment is effective as of the date and year first above set forth.



LANDLORD:  AETNA LIFE INSURANCE COMPANY

BY:        ALLEGIS REALTY INVESTORS LLC,
           IT'S INVESTMENT ADVISOR AND AGENT



   /s/ MARK CYPERT
--------------------------------------------
Name:
Title:



TENANT:    PEERLESS SYSTEMS, INC.




   /s/ GARY J. AUSTIN
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Name:
Title: President